UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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TRANS WORLD ENTERTAINMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, June 7, 2006, at 10:00 A.M., EDT
Place	The Desmond 660 Albany Shaker Road Albany, New York 12211
Items of Business	(1) To elect three directors to serve three year terms and until their successors are chosen and qualified.
(2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date	Shareholders of record as of April 21, 2006 are eligible to vote.
Proxy Voting

A proxy and return envelope, requiring no postage
if mailed in the United States, are enclosed for
your convenience. Please complete and return your
proxy card as promptly as possible. All
shareholders are cordially invited to attend the
Annual Meeting. Whether or not you plan to
attend the meeting, your vote is important. Prompt
return of the proxy will assure a quorum and save
the Company expense.

By order of the Board of Directors,

John J. Sullivan,
Secretary

May 10, 2006

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 7, 2006, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 10, 2006.

VOTING SECURITIES

The Company has only one class of voting securities, its common stock, par value $.01 per share (the “Common Stock”). On April 21, 2006, the record date, 30,754,163 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

QUORUM AND TABULATION OF VOTES

The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from Mellon Investor Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

Pursuant to the Company’s By-Laws, Directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of Directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted “FOR” the proposal set forth herein as Item 1. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the submission of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 21, 2006, the record date, are indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Robert J. Higgins	16,492,479	(1)	53.6%
38 Corporate Circle
Albany, New York 12203
Van Kampen Investments Inc.	3,288,962	(2)	10.7%
1585 Broadway
New York, New York 10036
Dimensional Fund Advisors Inc.	2,922,254	(3)	9.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

1)               Information is as of April 21, 2006, as provided by the holder. Includes 4,050,000 shares that may be acquired within 60 days of April 21, 2006, 50,550 shares owned by the wife of Robert J. Higgins and 137,500 shares owned by a foundation controlled by Robert J. Higgins, and excludes 767,761 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

2)               Based on Form 13G, filed February 15, 2006, by Morgan Stanley and Van Kampen Investments Inc.

3)               Based on Form 13G, filed February 6, 2006, by Dimensional Fund Advisors Inc.

Mr. Higgins, who beneficially owns 16,492,479 shares of Common Stock as of the record date (approximately 53.6% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under “Item 1—ELECTION OF DIRECTORS.”

Item 1.                        ELECTION OF DIRECTORS

The Board of Directors currently intends to present to the meeting the election of three Class II directors, each to hold office (subject to the Company’s By-Laws) until the 2009 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

Nominees for Election as Directors

Lori J. Schafer has served as Vice President of SAS’ global retail practice, since October of 2003, when Marketmax was acquired by SAS. Before joining SAS, Schafer served as chairman, president and chief executive officer of Marketmax Inc., a merchandise intelligence software company acquired by SAS in October 2003. She has directed Marketmax operations since 1996. Prior to her move into retail consulting and software development, Ms. Schafer held positions of increasing and diverse responsibility at The Procter & Gamble Company, including assignments in brand management, sales and management information systems. Ms. Schafer is also Director at A.C. Moore Arts and Crafts, Inc and geoVue, Inc.

Michael B. Solow is the Managing Partner of the Chicago office of Kaye Scholer LLP, an international law firm based out of New York City, where he has practiced since January 2001 and is currently a member of the firm’s Executive Committee and Co-Chairman of the Corporate Restructuring Practice Group. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm. Mr. Solow is also a member of the Board of Directors for Christen Residential Trust, Inc. and has previously served on other corporate boards, including Camelot Music, Inc.

Edmond S. Thomas has served as President and Co-Chief Executive Officer of Tilly’s, Inc., a privately held men and women’s apparel retailer, since September 2005. Mr. Thomas also has served as Managing Partner of The Evans Thomas Company, LLC, a privately held consumer goods advisory firm, and AXIS Capital Fund I, LP, an investment fund, since 2000. Prior to that, Mr. Thomas served as President, Chief Operating Officer, and director of The Wet Seal, Inc., a publicly traded women’s apparel retailer, from 1992 to 2000. From 1991 to 1992, Mr. Thomas served as President, Chief Operating Officer, and director of Domain, Inc., a privately held home furnishings retailer. Mr. Thomas is currently a member of the board of directors of Directed Electronics, a publicly traded designer and marketer of consumer branded vehicle security and convenience systems, and Comark, Inc., a privately held Canadian apparel retailer. Mr. Thomas is a Certified Public Accountant and holds a Bachelor of Science degree in accounting from Villanova University.

Continuing Class I Directors (terms expiring in 2007)

Robert J. Higgins, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as Chairman and Chief Executive Officer of the Company for more than the past five years. He is also the Company’s principal shareholder. See “PRINCIPAL SHAREHOLDERS.”

Mark A. Cohen has been a Professor at Columbia University Graduate School of Business since April 2006. Prior to his Professorship, Mr. Cohen was the Chairman and Chief Executive Officer of Sears Canada Inc. from January 2001 to August 2004. Mr. Cohen joined Sears, Roebuck and Company as Senior Vice President, Merchandising in 1998. From December 1998 until August 1999 he served as Executive Vice President, Marketing before being promoted to Chief Marketing Officer and President, Softlines. Prior to joining Sears, Mr. Cohen was Chairman and CEO of Bradlees Department Stores from 1994 until 1998. Mr. Cohen has also held various positions at other retailers, including Federated Department Stores, Dayton Hudson Corporation, Gap Stores and Lord & Taylor.

Dr. Joseph G. Morone has been the President of Albany International Corp since August 2005. From August 1997 to July 2005 he was the President of Bentley College. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute’s Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management’s Center for Science and Technology Policy. Before joining the School of Management in 1988, Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also served in the White House Office of Science and Technology Policy and spent seven years at General Electric Company’s Corporate Research and Development. Dr. Morone also serves on the Board of Directors of Albany International Corp.

Continuing Class II Directors (terms expiring in 2008)

Martin E. Hanaka has served as Chairman Emeritus of the Board of The Sports Authority, Inc. since June 2004. Mr. Hanaka was the Chairman of the Board of the Sports Authority from November 1999 until June 2004 and was its Chief Executive Officer from September 1998 until August 2003. Mr. Hanaka joined the Sports Authority’s Board of Directors in February 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc. an office supply superstore retailer. Mr. Hanaka’s extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., at the end as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a Director of Sports Authority and Brightstar Corporation, a wireless wholesale distributor.

Isaac Kaufman, a Certified Public Accountant has been Chief Financial Officer and Senior Vice President of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998. Mr. Kaufman serves as Director of Kindred Healthcare, Inc. (operates nursing centers and long-term acute care hospitals) and Hanger Orthopedics (operates Orthotics and Prosthesis patient care centers).

Equity Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of Common Stock as of April 21, 2006, by each Director and named executive officer of the Company and all Directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

						Shares that
						may be
			Year First			acquired
			Elected as			within 60 days	Total Shares	Percent
	Positions With the		Director/	Direct		of April 21,	Beneficially	of
Name	Company	Age	Officer	Ownership		2006	Owned	Class
Robert J. Higgins	Chairman of the Board and Chief Executive Officer	65	1973	12,442,479	(1)	4,050,000	16,492,479	53.6%
Mark A. Cohen	Director	57	2003	—		7,500	7,500	*
Martin E. Hanaka	Director	57	1998	9,698		48,062	57,760	*
Isaac Kaufman	Director	59	1991	42,000		30,750	72,750	*
Dr. Joseph G. Morone	Director	53	1997	7,286		29,772	37,058	*
Lori Schafer	Director	43	2005	—		3,750	3,750	*
Michael B. Solow	Director	47	1999	9,198		42,077	51,275	*
Edmond Thomas	Director	52	2003	—		7,500	7,500	*
James A. Litwak	President and Chief Operating Officer	52	2005	—		—	—	*
Bruce J. Eisenberg	Executive Vice President—Real Estate	46	1995	19,732		502,500	522,232	1.7%
Fred L. Fox	Executive Vice President—Merchandising and Marketing	48	2002	—		235,000	235,000	*
John J. Sullivan	Executive Vice President—Chief Financial Officer and Secretary	53	1995	100,992		442,500	543,492	1.8%
All directors and officers as a group (12 persons)				12,631,385		5,399,411	18,030,796	58.6%

*                     Less Than 1%

(1)             Includes 50,550 shares owned by the wife of Robert J. Higgins and 137,500 shares owned by a foundation controlled by Robert J. Higgins and excludes 767,761 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

Board of Directors Meetings and its Committees

The Board of Directors held 9 meetings during the 2005 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.

The Company has an Audit Committee of the Board of Directors whose members during the 2005 fiscal year were: Isaac Kaufman (Chairman), Dr. Joseph G. Morone, Michael B. Solow and Edmond Thomas. These Directors are, in the opinion of the Board of Directors, “independent” (as defined under the standards of the Nasdaq Stock Market) of management and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. The Board of Directors has determined that Isaac Kaufman and Edmond Thomas are both independent and qualified as Audit Committee financial experts as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission and applicable to this Proxy Statement. The Audit Committee held 4 meetings during the 2005 fiscal year. The Audit Committee’s responsibilities consist of recommending the selection of independent registered public accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company’s audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to the 2004 Proxy.

The Company has a Compensation Committee of the Board of Directors, consisting solely of independent Directors, whose members during the 2005 fiscal year were: Mark A. Cohen (Chairman), Martin E. Hanaka, and Isaac Kaufman. The Compensation Committee held 3 meetings during the 2005 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Exhibit B to the 2004 Proxy.

The Company has a Nominating and Corporate Governance Committee of the Board of Directors, consisting of independent Directors, whose members during the 2005 fiscal year were: Martin E. Hanaka (Chairman), Mark A. Cohen, Isaac Kaufman, Dr. Joseph G. Morone, Lori Schafer, Michael B. Solow and Edmond Thomas. The Nominating and Corporate Governance Committee held 2 meetings during the 2005 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Exhibit C to the 2004 Proxy.

The Nominating and Corporate Governance Committee will consider nominations submitted by Shareholders. To recommend a nominee, a Shareholder should write to the Company’s Secretary. To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders, a Shareholder recommendation for a Director must be received by the Company’s Secretary no later than January 15, 2007. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating and Corporate Governance Committee.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Nominating and Corporate Governance Committee did not receive any nominations from Shareholders for the 2006 Annual Meeting.

The Board has established a process for Shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Martin E. Hanaka
Chairman of the Nominating and Corporate Governance Committee
c/o the Company’s Secretary
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203.

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•       Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

•       Call meetings of the non-management directors as he or she deems necessary;

•       Serve as liaison between the Chairman and the non-management directors;

•       Approve agendas and schedules for Board meetings;

•       Advise the Chairman of the Board’s informational needs;

•       Communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•       Be available for consultation and communication if requested by major stockholders.

Mr. Hanaka currently serves as the Presiding Director.

Compensation of Directors

Cash Compensation.   Each Director who is not a salaried employee of the Company receives a $25,000 retainer per annum plus a $2,000 attendance fee for each Board Meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $1,000 and $500 for committee telephone conference meetings. A committee chairperson receives an additional $5,000 retainer per year and the Audit Committee chairperson receives a $15,000 annual retainer. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock, in lieu of cash and to make other discretionary grants of Common Stock to non-employee Directors from time to time.

Directors Stock Option Plan.   Each outside Director is entitled to participate in the Company’s 1990 Stock Option Plan for Non-Employee Directors (the “Directors Plan”). Currently, Messrs. Cohen, Hanaka, Kaufman, Morone, Schafer, Solow and Thomas participate in the Directors Plan. A total of 750,000 shares of Common Stock are reserved for issuance pursuant to non-qualified stock options (the “Director Options”) issued under such plan, and Director Options covering 333,526 shares of Common Stock have been granted and are outstanding. Stock options issuable under the Directors Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

An initial grant of 15,000 Director Options is made to each new Director. In addition, on or about May 1 of each year, Directors receive grants of deferred shares of Common Stock (“Deferred Shares”) under the Directors Plan representing $80,000 in market value of Common Stock as of the date of grant. However, the number of Deferred Shares granted may be no greater than 15,000. The Deferred Share grants vest on the third anniversary of the date of grant. Prior to March 15, 2005, each Director elected to either receive Common Stock upon vesting or defer the receipt of such Common Stock until such person is no longer a Director; provided that Deferred Shares will immediately vest and be distributed upon (1) the death or permanent disability of a Director or (2) certain events amounting to a sale or reorganization of the Company. The Board of Directors is authorized, in its discretion, to grant additional Director Options or Common Stock awards to Directors Plan participants. During fiscal 2005, annual grants to outside Directors of 33,516 Deferred Shares were made.

Retirement Plan.   Prior to June 1, 2003 the Company provided the Board of Directors with a noncontributory, unfunded retirement plan that paid a retired Director an annual retirement benefit equal to 60% of the annual retainer at the time of retirement plus a 3% annual increase through the final payment. Payments began at age 62 or retirement, whichever was later, and continued for 10 years or the life of the Director and his or her spouse, whichever period is shorter. Partial vesting in the retirement plan began after six years of continuous service. Participants became fully vested after 12 years of continuous service on the Board.

As of June 1, 2003, new Directors were not covered by the retirement plan. Directors who were not yet vested in their retirement benefits had the present value of benefits already accrued converted to Deferred Shares under the Directors Plan. Directors that were fully or partially vested in their retirement benefits on June 1, 2003 were given a one time election to continue to participate in the retirement program or convert the present value of benefits already accrued to Deferred Shares under the Directors Plan as of June 1, 2003.

Related Party Transactions

The Company leases its 168,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman and Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,100 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot expansion was completed in September 1998 adjoining the existing facility.

Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the “Leases”), the Company paid Mr. Higgins an annual rent of $1.9 million in fiscal 2005. On January 1, 2006, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. The next such increase will be effective January 1, 2008, and occurs every two years thereafter. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins’ obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $1.1 million annually.

The Company leases one of its retail stores from Mr. Higgins under an operating lease, with an annual rental of $40,000. Under the terms of the lease, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total additional charges during fiscal 2005 were $4,400.

The Company regularly charters an aircraft from Crystal Jet, a corporation wholly-owned by Mr. Higgins. During fiscal 2005, payments to Crystal Jet aggregated $6,000. The Company also charters an aircraft from Richmor Aviation, an unaffiliated corporation which leases an aircraft owned by Mr. Higgins. Payments to Richmor Aviation were $276,000 in 2005. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

The transactions that were entered into with an “interested Director” were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.

Mark Higgins, the son of Robert J. Higgins was employed with the Company as Vice President—Merchandising Movies, Games, Electronics and Trend. During 2005, Mark Higgins received $174,961 in cash compensation and was granted options to purchase 9,000 shares of Trans World stock. John Cave, the son-in-law of Robert J. Higgins was employed with the Company as an Operations Manager in the Albany Distribution Center. Mr. Cave received $55,900 in cash compensation and was granted options to purchase 1,600 shares of Trans World stock.

Employment Agreements

As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 2005, Mr. Higgins was employed as Chief Executive Officer of the Company pursuant to an employment agreement that is in effect until April 30, 2008, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $1,250,000, with annual increases based on performance, as determined by the Compensation Committee, provided however that such increase shall not be less than the percentage amount, if any, by which the Consumer Price Index for All Urban Consumers (the “CPI”) for all items for New York, New York as of April exceeds the CPI for the previous April. For 2006, Mr. Higgins has elected to forgo his annual increase. Effective May 1, 2007, Mr. Higgins’ annual salary will be adjusted based on the year over year percentage increase in the CPI for the month of April. Mr. Higgins is reimbursed for two club memberships and is entitled to payment of or reimbursement for life insurance premiums of an amount which has an annual net after tax cost to the Company of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, the Company must provide Mr. Higgins with an automobile and Mr. Higgins is eligible to participate in the Company’s executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees.

In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation and Purpose of the Compensation Committee.   The Company’s Compensation Committee (the “Committee”) was comprised during fiscal 2005 of three non-employee Directors of the Company. It is the Company’s policy to constitute the Committee with Directors that qualify as outside Directors under Section 162(m) of the Internal Revenue Code.

The Committee’s purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company’s key executives and administering both the annual incentive plan and stock option plans. Our decisions concerning the specific compensation elements and total compensation paid or awarded to senior executive officers, including the chief executive officer were made after consultation with an executive compensation expert. We also considered the balance between incentives for long-term and short-term performance, compensation paid to the executive’s peers and the total compensation potentially payable to, and all of the benefits accruing to, the executive, including (1) supplemental executive pension plan benefits, (2) accumulated potential value of prior equity-based grants, and (3) the amount and type of perquisites. Specific decisions involving total senior executive officer compensation were based upon the Committee’s judgment about the individual executive’s performance and potential future contributions—and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term shareowner value.

Compensation Philosophy and Overall Objectives.   The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of Common Stock.

Salary and Annual Incentive Compensation

Salaries.   The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Annual salary recommendations for the Company’s executive officers (other than the Chief Executive Officer) are made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee believes that it must keep the base pay component competitive to continue to attract competent management.

Annual Performance Incentives.   Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

For 2005, the Committee established as the principal goal a targeted level of operating income before bonuses would be paid to executive officers. Each named executive officer was eligible to earn from 17.5% to 150% of his salary in incentive payments if the targets were achieved by the Company. Below a certain target level no incentives were to be paid. Because the Company’s operating income did not meet the predetermined targets, the named executives did not receive annual incentive payments as outlined in the “SUMMARY COMPENSATION TABLE.”

Long-Term Incentives

The Committee uses a broad-based equity plan, with over 500 participants, as the principal long-term incentive for executives. The equity plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. Starting in 2006, the Company will award Stock Settled Stock Appreciation Rights (“SSARs”). The SSARs will vest 50% after three years and 50% after four years. The level of SSARs grants is determined using a matrix that considers the executive’s position, salary level, and performance as measured by the individual’s performance rating.

The Company also has a restricted stock plan which the Committee may use to grant awards of Common Stock to officers and other key employees of the Company. The Committee believes that the Company’s long-term goals are best achieved through long-term stock ownership. The level of awards is granted at the discretion of the Committee.

Chief Executive Officer’s Compensation

The Chief Executive Officer was compensated in fiscal 2005 pursuant to an employment agreement, approved by the Committee, which will be in effect through April 30, 2008. The Chief Executive Officer’s base annual compensation, pursuant to the agreement, is $1,250,000 with annual increases based on performance, as determined by the Committee, provided however that such increase shall not be less than the percentage amount, if any, by which the Consumer Price Index for All Urban Consumers (the “CPI”) for all items for New York, New York as of April exceeds the CPI for the previous April. The agreement provides for participation in the management bonus plan at a level of 0% to a maximum of 150% of his salary if certain targets are achieved by the Company. For 2006, Mr. Higgins has elected to forgo his annual increase. Because the Company’s operating income did not meet the predetermined targets, the Chief Executive Officer did not receive an annual incentive payment as outlined in the “SUMMARY COMPENSATION TABLE.”

Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for its Chief Executive Officer or any of its four other highest paid executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company’s compensation goals.

Compensation Committee Interlocks and Insider Participation

There were no compensation committee interlocks during fiscal 2005. None of the Committee’s members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee of the Board of Directors
Mark A. Cohen, Chairman
Martin E. Hanaka
Isaac Kaufman

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph below shall not be incorporated by reference to such filings.

Executive Officers and Compensation

The Company’s executive officers (other than Mr. Higgins whose biographical information is included under “Election of Directors” herein) are identified below. As of May 10, 2006, four officers met the definition of “executive officer” under applicable regulations, including the Chief Executive Officer. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company’s wholly-owned subsidiary through which all retail operations are conducted.

James A. Litwak joined the Company in October of 2005 as President and Chief Operating Officer. Mr. Litwak was previously employed by the Company from 1996 through 2000 as Executive Vice President of Merchandising and Marketing. After his initial tenure with the Company, Mr. Litwak served as Senior Vice President of Columbia House, a direct to customer distributor of music and movies, from 2001 through 2005. Prior to his initial tenure with the Company, Mr. Litwak served as Senior Vice President and General Merchandise Manager of DFS Group Limited, an international retailer of in-airport duty free shops. Prior to joining DFS Group Limited, Mr. Litwak held several executive positions in his fourteen year career at R.H. Macy’s Company with the most recent being President of Merchandising for Macy’s West responsible for developing marketing, merchandising and product launch programs to fuel growth for the 50 store division.

Bruce J. Eisenberg has been Executive Vice President of Real Estate since May 2001. He joined the Company in August of 1993 as Vice President of Real Estate and was named Senior Vice President of Real Estate in May 1995. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

John J. Sullivan has been Executive Vice President and Chief Financial Officer of the Company since May 2001.  He added the title of Secretary in May 2002. Mr. Sullivan joined the Company in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994, Senior Vice President of Finance, Treasurer and Chief Financial Officer in May 1995. Prior to joining the Company, Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

The summary compensation table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and each of the four executive officers of the Company whose cash compensation for that year exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
		Annual Compensation				Restricted	Securities
				Other Annual		Stock	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation		Award(s)	Options/	Compensation
Position	Year	($)	($)	($)		($)	($)	($)
Robert J. Higgins	2005	1,250,000	—	161,762	(1)	—	475,000	7,144	(4)
Chairman and Chief	2004	1,200,000	900,000	171,201	(1)	—	550,000	6,681	(4)
Executive Officer	2003	1,116,000	1,674,000	160,479	(1)	—	1,000,000	6,323	(4)
James A. Litwak	2005	121,154	—	—	(2)	—	300,000	—
President and Chief Operating	2004	—	—	—	(2)	—	—	—
Officer	2003	—	—	—	(2)	—	—	—
Bruce J. Eisenberg	2005	341,250	—	—	(2)	—	50,000	7,043	(4)
Executive Vice President of	2004	327,500	132,000	—	(2)	—	60,000	12,767	(4)
Real Estate	2003	317,625	320,000	—	(2)	—	150,000	6,061	(4)
Fred L. Fox	2005	331,250	—	—	(2)	—	50,000	7,043	(4)
Executive Vice President of	2004	317,500	128,000	—	(2)	—	60,000	923	(4)
Merchandising and Marketing	2003	307,500	310,000	75,096	(3)	—	150,000	—
John J. Sullivan	2005	347,884	—	—	(2)	—	50,000	7,043	(4)
Executive Vice President,	2004	332,577	132,000	—	(2)	—	60,000	12,767	(4)
Secretary and Chief Financial Officer	2003	321,207	320,000	—	(2)	—	150,000	6,283	(4)

(1)             “Other Annual Compensation” in fiscal 2005, 2004 and 2003 for Mr. Higgins includes $150,000 in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement.

(2)             “Other Annual Compensation” for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3)             “Other Annual Compensation” for the named executive was for relocation expenses.

(4)             “All Other Compensation” for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

Stock Option Plans

The Company has seven employee stock option plans with an aggregate of 19,800,000 shares (collectively referred to as the “Stock Option Plan”). Stock options are generally exercisable annually in 4 equal installments, commencing on the first anniversary of the date of the grant. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the term of any options subject to such terms and conditions as the Compensation Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant. The following tables set forth, as to each of the Named Executive Officers, certain information with respect to all options granted or exercised for the fiscal year ended January 28, 2006, under the Stock Option Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 28, 2006, to each of the Named Executive Officers.

	Individual Grants
		Percent
		of Total
		Options
	Number of	Granted			Potential Realizable Value
	Securities	to	Exercise		at Assumed Annual Rates of
	Underlying	Employees	or Base		Stock Price Appreciation
	Options	in Fiscal	Price	Expiration	for Option Term(1)
Name	Granted (#)	Year	Per Share	Date	5%	10%
Robert J. Higgins	475,000	34.6%	$14.32	5/2/2015	$—	$—
James A. Litwak	300,000	21.9%	$7.10	10/24/2015	323,115	1,776,176
Bruce J. Eisenberg	50,000	3.6%	$14.32	5/2/2015	—	—
Fred L. Fox	50,000	3.6%	$14.32	5/2/2015	—	—
John J. Sullivan	50,000	3.6%	$14.32	5/2/2015	—	—

(1)          These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The Company’s stock price was $5.02 at January 28, 2006, the fiscal year end.

On May 1, 2003, stock options representing 1,000,000 shares of Common Stock were granted to Mr. Higgins subject to the following vesting arrangement: options representing 500,000 shares will vest over a 4-year period and options representing 500,000 shares will vest pursuant to a 5-year cliff vesting arrangement with a performance accelerator clause. The performance acceleration will apply at such time as Mr. Higgins recommends, and the Board of Directors approves, a successor Chief Executive Officer for Trans World Entertainment Corporation. If a successor Chief Executive Officer is hired before the 5-year cliff vesting is satisfied, the 500,000 shares vest in full.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning each exercise of stock options made during the fiscal year ended January 28, 2006, by each of the Named Executive Officers of the Company, and the value of unexercised stock options held by such person as of January 28, 2006.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)	Value Unexercised In-the-Money Options at Fiscal Year End ($)
Name	on Exercise (#)	Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Robert J. Higgins	—	—	3,787,500/887,500	$380,000/$1,140,000
James A. Litwak	—	—	0/300,000	0/0
Bruce J. Eisenberg	90,000	772,573	436,250/141,250	139,700/152,000
Fred L. Fox	50,000	325,940	185,000/175,000	76,000/152,000
John J. Sullivan	60,000	631,296	376,250/141,250	76,000/152,000

(1)          Calculated on the basis of the fair market value of the underlying securities as of January 28, 2006, minus the exercise price.

Supplemental Executive Retirement Plan

The Company maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) for certain executive officers of the Company. The SERP, which is unfunded, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangements. The annual benefit amount is equal to 50% of the average of the participant’s base compensation for the five years prior to retirement plus the average of the three largest bonus payments for the last five years prior to retirement, to the extent vested. The following table illustrates the total combined estimated annual benefits payable under the Supplemental Executive Retirement Plan:

	Years of Service(1)
Remuneration(2)	15	20	25	30	35
125,000	21,875	46,875	46,875	46,875	46,875
150,000	26,250	56,250	56,250	56,250	56,250
175,000	30,625	65,625	65,625	65,625	65,625
200,000	35,000	75,000	75,000	75,000	75,000
225,000	39,375	84,375	84,375	84,375	84,375
250,000	43,750	93,750	93,750	93,750	93,750
300,000	52,500	112,500	112,500	112,500	112,500
400,000	70,000	150,000	150,000	150,000	150,000
450,000	78,750	168,750	168,750	168,750	168,750
500,000	87,500	187,500	187,500	187,500	187,500

(1)          For a participant to vest 100%, they must have at least 20 years of service and work with the Company until age 65.

(2)          The compensation levels above are based on the average salary, as provided under the title “Salary” in the Summary Compensation table, for the last five years of employment. If the participant works until age 65, the benefit will be adjusted to include the average of the three largest bonus payouts during the last five years of employment.

Currently, Robert J. Higgins is a participant in this plan and his salary differs from those used in the compensation table. At his current salary, $1,250,000, Mr. Higgins would receive a benefit of $625,000.

The following is a table of current participants and their years of credited service:

Participant	Years of Service
Robert J. Higgins	33
James A. Litwak	0
Mitch Davis	5
Bruce J. Eisenberg	12
Dale May	1
John J. Sullivan	14

The benefits above are not subject to any deductions or offset amounts.

FIVE-YEAR PERFORMANCE GRAPH

The following line graph reflects a comparison of the cumulative total return of the Company’s Common Stock from January 31, 2001 through January 28, 2006 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks index. Because only one of the Company’s leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume a $100 investment on January 31, 2001, and that all dividends were reinvested.

	2001	2002	2003	2004	2005	2006
Trans World Entertainment Corporation	100	86	34	81	135	54
NASDAQ (U.S. Stocks)	100	70	48	75	75	85
NASDAQ (U.S. Stocks)	100	118	95	139	168	180

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s Directors, executive officers and persons who own more than ten percent of the registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent stockholders were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. The Audit Committee of the Board has reviewed and discussed the Company’s January 28, 2006 (fiscal 2005) audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of January 28, 2006 with the Company’s Management and its independent registered public accounting firm, KPMG LLP. The Audit Committee also reviewed the Company’s quarterly financial statements during fiscal 2005 and discussed them with both the Company’s Management and KPMG LLP prior to such interim financial statements being filed in the Company’s Quarterly Reports on Form 10-Q. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. The Audit Committee has discussed with KPMG LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent accountants’ provision of information technology and other non-audit services to the Company is compatible with the accountants’ independence.

During the course of the fiscal year ended January 28, 2006, Management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to Management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by Management, the Company’s internal auditors and KPMG LLP at Committee meetings held throughout the year. At the conclusion of the process, management provided the Audit Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of Management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC, as well as KPMG LLP’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

The Audit Committee also discussed with the Company’s internal auditors and with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting. Based on its review and discussions referred to above,

The Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 28, 2006 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 28, 2006.

Audit Committee of the Board of Directors
Isaac Kaufman (Chairman)
Dr. Joseph G. Morone

Michael B. Solow

Edmond Thomas

OTHER MATTERS

Other Items.   Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

Proxy Solicitation.   The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

Independent Registered Public Accountants.   The Board of Directors currently intends to select KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending February 3, 2007. KPMG LLP has acted as independent accountants for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company’s accountants since 1985. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

The appointment of independent accountants is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of KPMG LLP, the Audit Committee carefully considered that firm’s qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG LLP in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving KPMG LLP and any proceedings by the Securities and Exchange Commission (the “SEC”) against the firm. In this respect, the Audit Committee has concluded that the ability of KPMG LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation. The following is a description of the fees billed to the Company by KPMG LLP for fiscal years 2005 and 2004.

Audit Fees.   Audit fees include fees paid by the Company to KPMG LLP in connection with the (i) annual audit of the Company’s consolidated financial statements (ii) the audit of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting and (iii) the review of the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by independent accountants.

Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for fiscal years 2005 and 2004 totaled $725,000 and $850,000, respectively.

Audit Related Fees.   Audit related services include consents related to SEC Registration Statements and audit services related to the Company’s employee benefit plans. The aggregate fees billed to the Company by KPMG LLP for audit related services rendered to the Company and its subsidiaries for fiscal years 2005 and 2004 totaled $21,700 and $16,000, respectively.

Tax Fees.   Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG LLP for tax related services rendered to the Company and its subsidiaries for fiscal years 2005 and 2004 totaled $0 and $263,000, respectively. Deloitte and Touche LLP was the Company’s primary tax advisor in 2005.

All Other Fees.   None

Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company’s independent accountants may provide certain non-audit services which do not impair the accountants’ independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as non-audit services provided by the Company’s independent accountants. This policy is administered by the Company’s senior financial management, which reports throughout the year to the Audit Committee.

Financial Statements.   The Company’s 2005 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 28, 2006 is being sent concurrently to shareholders. If you have not received or had access to the 2005 Annual Report to Shareholders, you may request a copy by writing to: Trans World Entertainment Corporation, Attention: Treasurer, 38 Corporate Circle, Albany, NY 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2007 must submit the same in writing so as to be received at the executive offices of the Company on or before January 15, 2007. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals. Proposals should be addressed to John J. Sullivan, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 7, 2006.

By Order of the Board of Directors,

John J. Sullivan,
Secretary

May 10, 2006

Trans World Entertainment Corporation			Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposal 1.

Proposal 1- ELECTION OF DIRECTORS

Nominees:		Proposal 2-	In their discretion, the Proxies are authorized to vote upon all
01 Lori J. Schafer			other matters that properly may be presented at the meeting.
02 Michael B Solow
03 Edmond S. Thomas
FOR	WITHHELD FOR ALL
☐	☐

WITHHELD FOR: (Write that nominee’s name in the space provided below).			Plan to Attend Meeting ☐

Signature		Signature	Date

NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TRANS WORLD ENTERTAINMENT CORPORATION

The undersigned hereby appoints Robert J. Higgins and John J. Sullivan proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 7, 2006 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Trans World Entertainment account online.
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Mellon Investor Services LLC, Transfer Agent for Trans World Entertainment, now makes it easy and convenient to get current information on your shareholder account.

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